AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 2003
                                              REGISTRATION NO.  333-___________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                      THE YANKEE CANDLE COMPANY, INC.
           (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                                  04-2591416
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                            16 YANKEE CANDLE WAY
                    SOUTH DEERFIELD, MASSACHUSETTS 01373
            (Address of Principal Executive Offices) (Zip Code)

         THE YANKEE CANDLE COMPANY, INC. EMPLOYEE STOCK OPTION PLAN
                  OUTSIDE DIRECTOR STOCK OPTION AGREEMENTS
                         (Full title of the plans)

                             ROBERT R. SPELLMAN
             SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            16 YANKEE CANDLE WAY
                    SOUTH DEERFIELD, MASSACHUSETTS 01373
                               (413) 665-8306
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                  PROPOSED        PROPOSED
                                                                  MAXIMUM         MAXIMUM
                                                                  OFFERING        AGGREGATE        AMOUNT OF
            TITLE OF SECURITIES                AMOUNT TO BE       PRICE PER        OFFERING        REGISTRATION
            TO BE REGISTERED                   REGISTERED (1)     SHARE (2)        PRICE           FEE
------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per share       174,994 shares        $4.25          $743,725          $60.17
("Common Stock") (3)

Common Stock (4)                               48,857 shares       $18.00          $879,426          $71.15

------------------------------------------------------------------------------------------------------------------


(1) Includes an indeterminate number of shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act, and based upon the exercise price of options granted under the Employee Stock Option Plan and Outside Director Stock Option Agreements with Michael S. Ovitz, Ronald L. Sargent, and Emily Woods.

(3) Represents Common Stock which may be issued upon the exercise of options granted under the Employee Stock Option Plan and Outside Director Stock Option Agreements with Michael S. Ovitz and Emily Woods.

(4) Represents Common Stock which may be issued upon the exercise of options granted under an Outside Director Stock Option Agreement with Ronald L. Sargent.

                              EXPLANATORY NOTE

          This Registration Statement relates to 223,851 shares of common stock of The Yankee Candle Company, Inc., par value $0.01 per share (the "Common Stock"), which may be issued upon the exercise of stock options granted under our Employee Stock Option Plan (the "Plan") and options granted pursuant to Outside Director Stock Option Agreements with Emily Woods, Michael S. Ovitz, and Ronald L. Sargent, dated June 26, 1998, November 30, 1998, and June 30, 1999, respectively (such Outside Director Stock Option Agreements, collectively, the "Agreements").


                                   PART I

          The documents containing information specified by Part I of this Registration Statement will be sent to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be filed with the SEC. They constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          You may receive, without charge, upon written or oral request, a copy of the documents that are incorporated by reference in Item 3 of Part II of this Registration Statement and Section 10(a) of the prospectus. In addition, you may receive a copy of the Plan without charge, by contacting Robert R. Spellman at the following phone number (413) 665-8306.

          References to "we," "us" and "our" refer to The Yankee Candle Company, Inc., a Massachusetts corporation.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. Incorporation of Documents by Reference

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or access our SEC filings on the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange.

          The SEC allows us to "incorporate by reference" information into this Registration Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file subsequently with the SEC will automatically update this Registration Statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

          (a) Our Registration Statement on Form 8-A (Reg. No. 001-15023), filed with the SEC on May 21, 1999, in which there are described the terms, rights and provisions applicable to our outstanding Common Stock;

          (b) Our Annual Report on Form 10-K for the fiscal year ended December 28, 2002, filed with the SEC on March 27, 2003;

          (c) Our Form 10-K/A amending our Annual Report, filed with the SEC on May 5, 2003;

          (d) Our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2003, filed with the SEC on May 9, 2003; and

          (e) Our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2003, filed with the SEC on August 11, 2003.

          Item 4. Description of Securities

          Not applicable.

          Item 5. Interests of Named Experts and Counsel

          Not applicable.

          Item 6. Indemnification of Directors and Officers

          Our Articles of Organization provide that our directors and officers shall be indemnified by us to the fullest extent authorized by Massachusetts law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection. With service for or on behalf of us, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in our best interests or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

          We have entered into agreement to indemnify our directors and officers in addition to the indemnification provided for in our Articles of Organization. These agreements, among other things, indemnify our directors and officers to the fullest extent permitted by Massachusetts law for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of us or any of our affiliates.

          We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

          Item 7. Exemption from Registration Claimed

          Not applicable.

          Item 8. Exhibits

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
4.1            Form of Restated Articles of Organization of the Yankee Candle
               Company, Inc., filed as Exhibit 3.1 to our Registration
               Statement on Form S-1 (Reg. No. 333-76397), as amended (the
               "Form S-1") and incorporated herein by reference.

4.2 Form of Amended and Restated By-Laws of The Yankee Candle Company, Inc., filed as Exhibit 3.2 to the Form S-1 and incorporated herein by reference.

4.3 The Yankee Candle Company, Inc. Employee Stock Option Plan, filed as Exhibit 10.4 to the Form S-1 and incorporated herein by reference.

4.4            Form of Outside Director Stock Option Agreement, filed as
               Exhibit 10.1 to the Form S-1 and incorporated herein by reference.

5*             Opinion of James A. Perley, Jr.

23.1*          Consent of James A. Perley, Jr. (included in Exhibit 5).

23.2*          Consent of Deloitte & Touche LLP (independent auditors).

24*            Power of Attorney (included on the signature pages).
----------------------
*         Filed herewith.

          Item 9. Undertakings

          (a) We hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the
                         Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii)To include any material information with respect
                         to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) We undertake that, for the purpose of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating of those securities and the offering will be deemed to be the initial bona fide offering.

          (c) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions described in Item 6 of this Registration Statement, or otherwise, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of South Deerfield, Commonwealth of Massachusetts, on August 11, 2003.

                                   THE YANKEE CANDLE COMPANY, INC.


                                    /s/ Craig W. Rydin
                                   -----------------------------------------
                                   By:  Craig W. Rydin
                                   Title: President, Chief Executive Officer
                                          and Chairman

                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Spellman and Sandra J. Horbach, and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Signature                             Title                            Date
-------------------------------- -------------------------------- ------------------------------
                                         President, Chief Executive
/s/ Craig W. Rydin                       Officer and Chairman                   August 11, 2003
--------------------
Craig W. Rydin

/s/ Robert R. Spellman                   Senior Vice President of Finance       August 11, 2003
----------------------                   and Chief Financial Officer
Robert R. Spellman                       (Principal Financial and
                                         Accounting Officer)


/s/ Theodore J. Forstmann                Director                               August 11, 2003
-------------------------
Theodore J. Forstmann

/s/ Dale F. Frey                         Director                               August 11, 2003
----------------------
Dale F. Frey

/s/ Michael F. Hines                     Director                               August 5, 2003
----------------------
Michael F. Hines

/s/ Sandra J. Horbach                    Director                               August 11, 2003
----------------------
Sandra J. Horbach

/s/ Jamie C. Nicholls                    Director                               August 11, 2003
----------------------
Jamie C. Nicholls

/s/ Michael B. Polk                      Director                               August 5, 2003
----------------------
Michael B. Polk

/s/ Ronald L. Sargent                    Director                               August 11, 2003
----------------------
Ronald L. Sargent

/s/ Emily Woods                          Director                               August 6, 2003
----------------------
Emily Woods






                             Index to Exhibits

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
4.1            Form of Restated Articles of Organization of The Yankee Candle
               Company, Inc., filed as Exhibit 3.1 to our Registration
               Statement on Form S-1 (Reg. No. 333-76397), as amended (the
               "Form S-1") and incorporated herein by reference.

4.2 Form of Amended and Restated By-Laws of The Yankee Candle Company, Inc., filed as Exhibit 3.2 to the Form S-1 and incorporated herein by reference.

4.3 The Yankee Candle Company, Inc. Employee Stock Option Plan, filed as Exhibit 10.4 to the Form S-1 and incorporated herein by reference.

4.4            Form of Outside Director Stock Option Agreement, filed as
               Exhibit 10.1 to the Form S-1 and incorporated herein by reference.

5*             Opinion of James A. Perley, Jr.

23.1*          Consent of James A. Perley, Jr. (included in Exhibit 5).

23.2*          Consent of Deloitte & Touche LLP (independent auditors).

24*            Power of Attorney (included on the signature pages).

------------------------
*         Filed herewith.